Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ProQR Therapeutics N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, nominal value €0.04 per share (3)	457(c)	3,523,538 (2)	$1.89 (3)	$6,659,486.82 (3)	$0.00015310	$1,019.57	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	-—	—	-—
	Total Offering Amounts					$6,659,486.82		$1,019.57

	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,019.57

(1)	This Registration Statement on Form F-3 (this “Registration Statement”) also covers an indeterminate number of additional ordinary shares, nominal value €0.04 per share (“ordinary shares”), of ProQR Therapeutics N.V. (the “Registrant”), that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the maximum number of ordinary shares that may be offered and sold, from time to time, by the selling shareholder named in the prospectus that forms a part of this Registration Statement (the “selling shareholder”), which ordinary shares were issued to the selling shareholder in a private placement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low prices of ordinary shares, as reported on The Nasdaq Stock Market LLC, on March 10, 2025, a date within five business days prior to the filing of this Registration Statement.